                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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    Rule 14a-6(e)(2))
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/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          Selas Corporation of America
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                (Name of Registrant as Specified in Its Charter)


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

                                [SELAS LOGO]

                         SELAS CORPORATION OF AMERICA
                              2034 Limekiln Pike

                          Dresher, Pennsylvania 19025

                                                                 March 23, 2001

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 24, 2001

     The annual meeting of shareholders of Selas Corporation of America (the "Corporation") will be held at the Holiday Inn, 432 Pennsylvania Avenue, Fort Washington, Pennsylvania, 19034, on Tuesday, April 24, 2001, at 2:00 p.m. for the following purposes:

       (1) election of directors;

       (2) approval of the adoption of the 2001 Stock Option Plan;

       (3) ratification of the appointment of KPMG LLP as the Corporation's auditors for the year ending December 31, 2001; and

       (4) transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 14, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in order that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of the Corporation. The proxy is revocable at any time prior to its use by delivery of a subsequently executed proxy or written notice of revocation to the Secretary of the Corporation. The Board of Directors has fixed the close of business on March 14, 2001, as the record date for determination of the shareholders entitled to vote at the Annual Meeting. As of March 14, 2001, there were 5,119,214 common shares outstanding, each of which is entitled to one vote on all matters to be presented at the meeting. The annual report of the Corporation, including consolidated financial statements, for the year ended December 31, 2000, on which no action will be requested at the annual meeting, is included herewith. It is not to be regarded as proxy solicitation material.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of six members divided into three classes. Roy C. Carriker, whose term was to expire at the 2003 Annual Meeting retired from the Board of Directors effective December 18, 2000. On December 19, 2000, the Board of Directors elected Nicholas A. Giordano to the Board with a term to expire at the Annual Meeting of Stockholders in 2003. Stephen F. Ryan, whose term expires at the 2001 Annual Meeting has informed the Board that he intends to retire from his positions with the Corporation at the 2001 Annual Meeting and will not stand for re-election to the Board. In view of Mr. Ryan's retirement, the Board has, effective as of the 2001 Annual Meeting, reduced the size of the class of directors of which Mr. Ryan is a member from three to two.

     The Board intends to cause Mark S. Gorder and Michael J. McKenna, the two directors in addition to Mr. Ryan whose terms expire at the 2001 annual meeting, to be nominated for re-election at the 2001 annual meeting, to serve until the annual meeting in 2004 and until their respective successors have been duly elected and have qualified. If either of the nominees should be unavailable on April 24, 2001, the persons named in the proxy may vote the proxies for such other person as they may choose, unless the Board of Directors reduces the number of directors to be elected.

     Assuming a quorum is present, the two nominees receiving the highest number of votes cast at the annual meeting will be elected directors. For such purposes, the withholding of authority to vote or the specific direction not to cast a vote, such as broker non-vote, will not constitute the casting of a vote in the election of directors.

     The following table sets forth certain information concerning the nominees and the persons whose terms as directors will continue after the Annual Meeting, including their ages and principal occupations during the past five years:

                                                                                Director      Term
                          Name, Age and Occupation                                Since      Expires
                         -------------------------                             ----------   --------
John H. Austin, Jr. (72), retired President and Chief Operating Officer of       1991         2002
 Philadelphia Electric Company (now known as PECO Energy). Mr.
 Austin also served as a director of the Corporation from 1972 to 1987.

Frederick L. Bissinger (90), retired Vice Chairman of Allied Chemical            1974         2003
 Corporation (now Honeywell Inc.).

Nicholas A. Giordano (57), former interim President of LaSalle University        2000         2003
 from July 1998 though June 1999, consultant for financial services organizations from 1997 through 1998. From 1981 to 1997, President and Chief Executive Officer of the Philadelphia Stock Exchange. Mr.
 Giordano serves as a trustee of W.T. Trust and Kalmar Pooled Investment
 Trust, mutual funds, and a director of Independence Blue Cross of
 Philadelphia, Fotoball USA, Inc., and Daisytek International Corporation.

Mark S. Gorder (54), President and Chief Operating Officer of the                1996         2001
 Corporation, President and Chief Executive Officer of Resistance
 Technology, Inc., a subsidiary of the Corporation since 1993.

                                                                            Director     Term
                        Name, Age and Occupation                             Since     Expires
                        ------------------------                           ---------   --------
Michael J. McKenna (66), retired Vice Chairman of the Board of               1998        2001
 Directors and Director of Crown Cork & Seal Company, Inc. From 1995
 to 1998, President and Chief Operating Officer and, prior to 1995,
 Executive Vice President and President of North American Division,
 of Crown Cork & Seal Company, Inc.

                    ADOPTION OF THE 2001 STOCK OPTION PLAN

     The Board of Directors proposes and recommends that shareholders approve the Corporation's 2001 Stock Option Plan (the "2001 Plan"), which provides for the granting of "incentive stock options" ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs") to officers and other key employees of the Corporation. The Compensation Committee (defined below) is given discretion to determine what employees are eligible for options under the 2001 Plan; however, the Corporation currently estimates no more than 50 persons would be eligible.

     On February 20, 2001, the Board of Directors adopted the 2001 Plan, the purpose of which is to assist the Corporation and any parent or subsidiary (as such terms are defined in the 2001 Plan, each of which is hereinafter referred to as a "Related Corporation") in attracting and retaining capable officers and other key employees, and to provide an inducement to such personnel, through share ownership in the Corporation, to promote the best interests of the Corporation.

     Assuming a quorum is present, the affirmative vote with a majority of the votes cast in person or by proxy at the meeting is required to approve the 2001 Plan. For such purposes, abstention, or the specific direction not to count a vote, such as a broker non-vote will not be voted on such matter. If the 2001 Plan is not approved by the Corporation's shareholders on or before February 20, 2002, the 2001 Plan and all options granted thereunder will be null and void.

     The 2001 Plan is attached as Appendix A to this Proxy Statement. The following description of the 2001 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2001 Plan.

Shares Subject to the 2001 Plan

     Under the 2001 Plan, stock options may be awarded for up to an aggregate of 1,000,000 Common Shares of the Corporation ("Common Shares"), subject to adjustments to reflect any share splits, share dividends, share combinations, or similar changes in the capitalization of the Corporation. No key employee may receive options for more than 250,000 shares. Shares issuable under the 2001 Plan may be authorized but unissued shares or reacquired shares, or the Corporation may purchase shares for this purpose. The market value of the Common Shares reserved for issuance under the 2001 Plan at March 15, 2001 was $3.225 per share (based upon the mean between the highest and lowest selling prices on that date).

Administration

     The 2001 Plan will be administered by the Compensation Committee (the "Compensation Committee") of the Board of Directors consisting of not fewer than two nonemployee, outside directors appointed by the Corporation's Board of Directors. The Compensation Committee currently consists of Michael J. McKenna, Chairman, and Frederick L. Bissinger. The Compensation Committee members will have full authority, subject to the terms of the 2001 Plan, to select optionees, to determine the terms and conditions of options, and generally to administer the 2001 Plan. Employee-directors are eligible to receive options under the 2001 Plan.

Terms and Conditions -- Nonqualified Stock Options

     NQSOs may be granted for terms of not more than ten years at an exercise price per share determined by the Compensation Committee, which shall not be less than the greater of the par value ($1.00 per share) of the optioned Common Shares and the fair market value of such Common Shares on the date of grant of such option. NQSOs are exercisable in such installments as the Compensation Committee may determine, but such options, by their terms, are generally not exercisable earlier than one year from the date of grant. The Compensation Committee may accelerate the exercise date of NQSOs, in its discretion, if it deems such acceleration to be desirable. Any NQSO held by an optionee who dies while employed (as defined in the 2001 Plan) by the Corporation or a Related Corporation, or whose employment with the Corporation and all Related Corporations is terminated prior to the expiration date of such option, may remain exercisable by the optionee, or his or her personal representative, for a period of time following the termination of employment or death, as provided in the 2001 Plan and the applicable option agreement. Upon exercise of NQSOs, the exercise price may be paid in cash, or, if the Compensation Committee shall so provide in the Option Agreement or so determines at or prior to the time of exercise, either in whole or in part by the delivery of other Common Shares previously acquired by the optionee, subject to limitations set forth in the 2001 Plan, or by delivery of a properly executed notice of exercise of the NQSO to the Corporation and a broker, with irrevocable instructions to the broker promptly to deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price of the NQSO. NQSOs are generally not assignable or transferable by an optionee other than by will or the laws of descent and distribution, but the Compensation Committee may, in its discretion, permit all or a portion of an NQSO to be transferred to or for the benefit of certain immediate family members of the optionee, subject to conditions set forth in the 2001 Plan.

Terms and Conditions -- Incentive Stock Options

     ISOs are generally subject to the same terms and conditions under the 2001 Plan as are described above for NQSOs. However, such options have some additional terms and conditions required by the Code. Under the 2001 Plan: (i) in cases where ISOs are granted to a person who owns more than ten percent of the voting stock of the Corporation or a Related Corporation, the exercise price must be not less than 110 percent of the fair market value of the optioned Common Shares on the date of the grant; (ii) the term of ISOs cannot be more than five years for such person who owns more than ten percent of the voting stock of the Corporation or a Related Corporation; (iii) the aggregate fair market value (determined at the time the option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any eligible person during any calendar year (under the 2001 Plan and under any other ISO plan of the Corporation or a Related Corporation) may not exceed $100,000; and (iv) ISOs are not assignable or transferable by an optionee other than by will or the laws of descent and distribution. There are also certain other requirements, such as specified holding periods for Common Shares received upon exercise of such options and limitations on exercisability following termination of employment, which must be satisfied in order for an optionee to obtain ISO treatment under the Code.

Stock Option Agreements

     The 2001 Plan requires that optionees enter into stock option agreements with the Corporation which incorporate the terms of the options and such other terms, conditions, and restrictions, not inconsistent with the 2001 Plan and applicable law, as the Committee may determine.

Adjustments upon Mergers and Other Events

     In the event of a merger, consolidation, or other corporate transaction, the Compensation Committee may terminate outstanding options, effective upon the closing of the transaction, provided that the Compensation Committee gives at least seven days' notice of such a termination to the optionee and the optionee is permitted to exercise the option (to the extent exercisable) during that seven-day-or-longer period. The Compensation Committee may also, if it deems appropriate, cause the Corporation to pay to each optionee an amount in cash equal to the difference between the option exercise price and the value of the consideration to be received by shareholders in connection with such transaction. Alternatively, the Compensation Committee may provide for the exchange of outstanding options for options to acquire securities or other property to be delivered in connection with the transaction and, in connection therewith, may equitably adjust the option price and the number of shares or amount of property subject to the option, in its sole discretion, and, if deemed appropriate, provide for a cash payment to optionees in partial consideration for such exchange.

Restrictions on Resale by "Affiliates"

     A person who is deemed to be an affiliate of the Corporation under the Securities and Exchange Commission's regulations may only sell his or her common shares acquired under the 2001 Plan pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), unless there exists an effective registration statement under the Securities Act covering the proposed sale of such shares or an exemption for such sale is available.

Other Restrictions and Provisions

     The resale of Common Shares received under the 2001 Plan is subject to the terms of the 2001 Plan and of any stock option agreements entered into between the optionee and the Corporation. Further, the Federal tax consequences of resales of Common Shares received under the 2001 Plan are discussed below. If an optionee is married at the time of exercise and if the optionee so requests at the time of exercise, the certificates will be registered in the name of the optionee and the optionee's spouse, jointly, with right of survivorship.

Federal Income Tax Consequences

     Based on the advice of counsel, the Corporation believes that the normal operation of the 2001 Plan should generally have, under the Code and the regulations and rulings thereunder, all as in effect on January 31, 2001, the principal Federal income tax consequences described below. The consequences described below do not take into account any changes to the Code or the regulations thereunder that may occur after January 31, 2001.

     (a) Incentive Stock Options. To the extent options issued under the 2001 Plan qualify as incentive stock options ("ISOs") under Section 422 of the Code, the principal Federal income tax consequences to each employee receiving the options (an "optionee") and to the Corporation should generally be as follows:

       (1) The optionee generally will not recognize taxable income and the Corporation will not be entitled to a deduction upon the grant of an ISO. Moreover, the optionee will not recognize taxable income and the Corporation will not be entitled to a deduction upon the exercise by the optionee of an ISO, provided that the optionee was an employee of the Corporation or a Related Corporation during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to total and permanent disability). The employment requirement is waived if the optionee dies. Of course, in all of these situations, the ISO itself may provide a shorter exercise period after employment ceases than the allowable period under the Code.

       For those optionees, however, who are subject to the alternative minimum tax, an amount generally equal to the excess of the fair market value of the Common Shares at the time of exercise over the exercise price will ordinarily be included in the optionee's alternative minimum taxable income in the year of exercise.

       If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.

       (2) If the optionee sells Common Shares that he or she acquired upon exercise of an ISO, the tax consequences of the sale depend on how long he or she has held the shares. If the optionee disposes of the Common Shares acquired under an ISO after at least two years following the date of grant of the ISO and at least one year following the date of exercise of the ISO, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price, assuming such Common Shares was held as a capital asset.

       (3) If the optionee makes a disqualifying disposition of the Common Shares (that is, disposes of the Common Shares within two years after the date of grant of the ISO or within one year after the transfer of the Common Shares to the optionee), but all other requirements of Section 422 of the Code are met, the optionee will generally recognize ordinary income upon disposition of the Common Shares in an amount equal to the difference between the exercise price and the lesser of (i) the fair market value of the Common Shares on the date of exercise, or (ii) the amount realized on disposition. Disqualifying dispositions of Common Shares may also, depending upon the sales price, result in either long-term or short-term capital gain or loss under the Code rules which govern other stock dispositions, assuming that the Common Shares was held as a capital asset.

       (4) As mentioned above, where all requirements of Section 422 of the Code, including the holding and employment requirements described in (1) and (2) above, are met, the Corporation is not entitled to any Federal income tax deduction with respect to the ISO. In cases where any of these requirements are not met, the Corporation will be allowed a Federal income tax deduction to the extent of the ordinary income includible in the optionee's gross income in accordance with the provisions of Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

     (b) Nonqualified Stock Options. To the extent options, when granted, are NQSOs, or to the extent options, when granted, are intended to be ISOs but fail to qualify as such, the principal Federal income tax consequences to each optionee and to the Corporation should generally be as follows:

       (1) The optionee will not recognize taxable income and the Corporation will not be entitled to a deduction upon the grant of an NQSO.

       (2) Generally, the optionee will recognize ordinary income at the time of the exercise of the NQSO, in an amount equal to the excess of the fair market value of the Common Shares at the time of exercise over the exercise price.

       (3) The Corporation will be entitled to a deduction to the extent of the ordinary income recognized by the optionee in accordance with the rules of
   Section 83 of the Code (and Section 162(m) of the Code, to the extent applicable) and the regulations thereunder.

       (4) Gain or loss recognized by the optionee upon a subsequent disposition of such Common Shares will be short- or long-term capital gain or loss, if such Common Shares is held by the optionee as a capital asset.

       (5) Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of Section 162(m) includes cash compensation and noncash benefits paid for services (including, with respect to NQSOs, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions. Approval of the 2001 Plan by the Corporation's stockholders will prevent the spread upon exercise of NQSOs from treatment as remuneration for purposes of Section 162(m) so that if any remuneration paid to any of the Covered Employees exceeds $1,000,000 in the future, any compensation recognized upon the exercise of the NQSOs granted under the 2001 Plan will be deductible by the Corporation.

Other Considerations

     The 2001 Plan is not qualified under Section 401(a) of the Code and, based upon current law and published interpretations, the Corporation believes the 2001 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

     The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2001 Plan as in effect on January 31, 2001. No consideration has been given to the effects of state, local, and other laws (tax or other) on the 2001 Plan or on the optionee, which laws will vary depending upon the particular jurisdiction or jurisdictions involved.

Amendment and Termination of the Plan and Options; Duration

     The Board of Directors may suspend, discontinue, or amend the 2001 Plan, and the Compensation Committee may amend any outstanding option, at any time in any respect whatsoever, provided, however, that no such amendment may be made without shareholder approval if such amendment would (i) materially modify the class of employees eligible to participate in the 2001 Plan; (ii) increase the maximum number of shares with respect to which options may be granted; (iii) extend the duration of the 2001 Plan; (iv) modify the terms of the "performance goal" within the meaning of Treas. Reg. ss. 1.162-27(e)(4)(vi) (to the extent compliance with Section 162(m) of the Code is desired); or (v) require shareholder approval pursuant to an applicable exchange or market rule. No such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding option without the consent of such holder.

     No options may be granted under the 2001 Plan after February 19, 2011. However, the 2001 Plan and all outstanding options will remain in effect until such options have expired or are terminated in accordance with the 2001 Plan.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, on the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the Corporation's auditors for 2001. KPMG LLP or predecessors have served as the Corporation's auditors for many years. The persons named in the accompanying proxy will vote to ratify the appointment of KPMG LLP as the Corporation's auditors for 2001 unless contrary instructions are received. If a majority of the votes cast on this matter are not cast in favor of ratification of this appointment, other auditors will be considered and appointed by the Board of Directors. Abstentions, or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote concerning the ratification of such appointment. A representative of KPMG LLP is expected to be present at the annual meeting of shareholders to make a statement if desired and be available to respond to appropriate questions.

                            ADDITIONAL INFORMATION


Share Ownership of Certain Beneficial Owners, Directors and Certain Officers


     The following table sets forth certain information as of March 1, 2001, concerning beneficial ownership of the Corporation's common shares by the only persons or groups of persons shown by Securities and Exchange Commission records to own beneficially more than 5% of the Corporation's common shares and information as March 1, 2001, concerning such beneficial ownership of all directors and nominees, by each of the executive officers named in the Summary Compensation Table following and by all directors and executive officers as a group.

                                                                                  Number of       Percent
                                   Name                                           Shares(1)       of Class
                                   ----                                      ------------------   ---------
Dimensional Fund Advisors, Inc ...........................................         406,200(2)      7.9%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Kennedy Capital Management, Inc ..........................................         507,250(3)      9.9%
 10829 Olive Boulevard
 St. Louis, MO 63141-7739
John H. Austin, Jr., Director ............................................           8,000(4)        *
Frederick L. Bissinger, Director .........................................          14,000(5)        *
Mark S. Gorder, Director, President and Chief Operating Officer(6) .......         326,150(7)      6.3%
Nicholas A. Giordano .....................................................           1,000           *
Michael J. McKenna, Director .............................................           9,333(8)        *
Stephen F. Ryan, Director, Chairman and Chief Executive Officer ..........         144,750(9)      2.8%
James C. Deuer, Vice President ...........................................          73,499(10)     1.4%
Robert W. Ross, Vice President and Secretary .............................          57,550(11)     1.1%
Christian Bailliart, Vice President(12) ..................................          28,500(13)       *
All Directors and Executive Officers as a Group (10 persons) .............         667,802(14)    12.3%

------------
 * Less than 1%

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares.

(2) The shares indicated are owned by entities for which Dimensional Fund Advisors, Inc. ("DFA"), a registered investment adviser, serves as investment manager. DFA has reported sole voting power with respect to 406,200 shares and sole investment power with respect to 406,200 shares.

(3) Kennedy Capital Management, Inc., a registered investment adviser, has reported sole voting power with respect to 507,250 shares and sole investment power with respect to 507,250 shares.

(4) Includes 5,000 shares which Mr. Austin has the right to acquire within 60 days through the exercise of stock options.

(5) Includes 5,000 shares which Mr. Bissinger has the right to acquire within 60 days through the exercise of stock options.

 (6) Mr. Gorder, whose business address is 1260 Red Fox Road, Arden Hills, Minnesota 55112, is also President and Chief Executive Officer of Resistance Technology, Inc., a wholly-owned subsidiary of the Corporation.

 (7) Includes 61,500 shares which Mr. Gorder has the right to acquire within 60 days through the exercise of stock options.

 (8) Includes 3,333 shares which Mr. McKenna has the right to acquire within 60 days through the exercise of stock options.

 (9) Includes 123,750 shares which Mr. Ryan has the right to acquire within 60 days through the exercise of stock options.

(10) Includes 36,000 shares which Mr. Deuer has the right to acquire within 60 days through the exercise of stock options.

(11) Includes 57,250 shares which Mr. Ross has the right to acquire within 60 days through the exercise of stock options.

(12) Mr. Bailliart, whose business address is Parc Technologique des Barbanniers, 3/5 Place du Village, Gennevilliers Cedex, France 92632, is also Chairman of Selas (SAS), a wholly-owned subsidiary of the Corporation.

(13) Includes 28,500 shares which Mr. Bailliart has the right to acquire within 60 days through the exercise of stock options.

(14) Includes 324,353 shares which directors and executive offices have the right to acquire within 60 days through the exercise of stock options.

Executive Compensation


                          Summary Compensation Table

     The following table sets forth certain information concerning compensation paid or accrued by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and its next four most highly compensated executive officers (the "Named Officers") for the years indicated.



                                                                               Long-Term
                                               Annual Compensation        Compensation Awards
                                            --------------------------   ---------------------        All Other
Name and Principal Position         Year     Salary ($)     Bonus ($)         Options (#)         Compensation(1)($)
--------------------------------   ------   ------------   -----------   ---------------------   -------------------
Stephen F. Ryan ................   2000        285,000        45,000              5,000                 2,550
 Chairman and Chief                1999        260,000            --                 --                 2,400
 Executive Officer                 1998        231,525            --             75,000                 2,500

Mark S. Gorder .................   2000        205,478        40,000             50,000                 5,100
 President and Chief               1999        201,296            --                 --                 4,800
 Operating Officer of              1998        197,203            --             10,000                 5,000
 the Corporation and
 President of Resistance
 Technology, Inc.

James C. Deuer .................   2000        130,371        80,000                 --                 3,345
 Vice President of the             1999        130,371        65,186                 --                 3,345
 Corporation and                   1998        117,868        58,934              7,500                 3,335
 President of Deuer
 Manufacturing, Inc.

Robert W. Ross .................   2000        175,000        25,000              5,000                 2,550
 Vice President,                   1999        165,000            --                 --                 2,400
 Secretary of the                  1998        137,813            --             35,000                 2,067
 Corporation and President
 of the Heat Technology
 Group

Christian Bailliart(2) .........   2000        133,387        25,000              2,000                 5,194(3)
 Vice President of the             1999        141,000            --                 --                 5,950(3)
 Corporation and                   1998        133,261            --              7,500                 6,821(3)
 Chairman of Selas (SAS)


------------
(1) Except for Mr. Bailliart, represents the Corporation's or a subsidiary's contributions to the named officer's account under Employee Savings Plans.

(2) Mr. Bailliart's salary and bonus, which were paid in French francs, have been translated into U.S. dollars for purposes of this presentation based upon the average prevailing exchange rate for the applicable year.

(3) Represents amounts paid by the Corporation or its subsidiaries to obtain insurance which provides coverage to Mr. Bailliart in the event Mr. Bailliart's employment is terminated.

Stock Option Tables

     The following tables set forth certain information about stock option grants by the corporation to the Named Officers in fiscal 2000 and the number of options exercised in fiscal 2000 and the number, respectively, of unexercised options and the value of unexercised in-the-money options at the 2000 fiscal year end held by Named Officers.


                             Option Grants in 2000


                                             % of Total                                              Potential Realizable
                                               Options                                                      Value
                                             Granted to                                             at Assumed Annual Rates
                                 Options      Employees     Exercise Price         Expiration       of Stock Appreciation
Name                             Granted     in 2000(1)        Per Share              Date            for Option Term(2)
----                            ---------   ------------   ----------------   -------------------   ----------------------
                                                                                                        5%          10%
                                                                                                    ---------   ----------
Stephen F. Ryan .............     5,000      3.8%          $ 3.1250           12/19/2010(3)          $ 9,826     $ 24,902
Mark S. Gorder ..............    50,000     38.0%          $ 3.1250           12/19/2010              98,260      249,020
Robert W. Ross ..............     5,000      3.8%          $ 3.1250           12/19/2010               9,826       24,902
Christian Bailliart .........     2,000      1.5%          $ 3.1250           12/19/2010               3,930        9,961

------------
(1) During 2000 the Corporation granted options under the 1994 Stock Option Plan covering a total of 131,700 Common Shares.

(2) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

(3) Under Mr. Ryan's retirement agreement with the Corporation, described following, these options will expire April 24, 2006.


                      Aggregated Option Exercises in 2000
                      And December 31, 2000 Option Values

                                                                 Number of Shares                Value of Unexercised
                                  Shares                      Covered by Unexercised           In-the-Money Options at
                                 Acquired                  Options at December 31, 2000          December 31, 2000(1)
                                    on          Value     -------------------------------   ------------------------------
Name                             Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------------------   ----------   ----------   -------------   ---------------   -------------   --------------
Stephen F. Ryan .............      --           --           123,750            5,000             $0            $ 1,875
Mark S. Gorder ..............      --           --            59,500           56,000              0             18,750
Robert W. Ross ..............      --           --            55,250           26,000              0              1,875
Christian Bailliart .........      --           --            27,000            6,500              0                750
James C. Deuer ..............      --           --            34,500            4,500              0                  0

------------
(1) Represents the difference between the option exercise price and the fair market value of the Corporation's common shares at December 29, 2000. In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Corporation's common shares on December 29, 2000, was $3.50 per share.

Retirement Agreement

     In connection with Mr. Ryan's retirement from the Corporation, effective at the time of the 2001 Annual Meeting, the Corporation and Mr. Ryan entered into a retirement and consulting agreement. The agreement provides for Mr. Ryan to provide consulting services to the Corporation for a five-year period beginning April 24, 2001, in return for payments of $75,000 per year. It also provides for the Corporation to extend the expiration date of his outstanding stock options (which would otherwise expire three months after his retirement) to the fifth anniversary of his retirement or the stated expiration date of the options, whichever is earlier. The exercise prices and other terms of the options were not affected.

Change-of-Control Arrangements

     Under agreements expiring December 31, 2001, with Messrs. Gorder, Ross and Deuer, the Corporation would be required to pay two years' salary to them upon involuntary termination (defined to include a reduction in salary, change of location or adverse change in responsibilities) following a hostile change in control or hostile sale of substantial assets of the Corporation or, in the case of Mr. Gorder, Resistance Technology, Inc. or, in the case of Mr. Deuer, Deuer Manufacturing, Inc.

Retirement Plan

     Contributions to the Corporation's Retirement Plan adopted in 1986 covering certain officers and salaried employees are not reflected in the preceding executive compensation tables. The Corporation's Retirement Plan is a funded, qualified, defined benefit pension plan that provides benefits for eligible employees. The Corporation's Supplemental Retirement Plan, adopted in 1994, is a non-qualified supplemental plan that provides benefits that would otherwise be denied to eligible employees by reason of certain Internal Revenue Code limitations on qualified plan benefits. In the case of Messrs. Ryan and Ross, the Supplemental Retirement Plan provides an additional benefit such that the aggregate annual benefit payable as a single life annuity under the Plan is equal to 40% of the average of the employee's base salary for the three years prior to retirement. Assuming no annual salary increases and continued service until normal retirement, the total annual benefit payable as a life annuity to Mr. Ryan would be $105,913, and to Mr. Ross would be $70,000.

Resistance Technology, Inc.

     Mr. Gorder is a general partner (with a one-third interest) of Arden Partners I, L.L.P., a Minnesota limited liability partnership ("Arden") that owns and leases to RTI under a lease entered into October, 1991, and amended and restated effective November 1, 1996, one of RTI's two manufacturing facilities. In connection with the RTI acquisition, Arden executed an agreement with RTI to extend the term of such lease from November 1, 1996 to October 31, 2003, and to grant RTI two successive renewal term options of five years each. Under the extension agreement, the base monthly rent during each extension term is to be tied to the fair rental value at the commencement of the applicable extension term. Under the current lease, RTI pays Arden a base monthly rent of approximately $27,500.

     NOTWITHSTANDING ANY INCORPORATION OF FUTURE FILINGS, INCLUDING PROXY STATEMENTS, BY REFERENCE CONTAINED IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING COMPENSATION COMMITTEE REPORT, THE PERFORMANCE GRAPH ON PAGE 16 AND THE AUDIT COMMITTEE REPORT SHALL NOT BE INCORPORATED INTO ANY SUCH FILINGS. SUCH REPORT AND GRAPH ARE NOT TO BE DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE NOT TO BE REGARDED AS PROXY SOLICITATION MATERIAL.

Compensation Committee Report

     The Corporation's compensation program for officers, which is administered by the Compensation Committee of the Board of Directors, is designed to align a significant portion of officer compensation with the Corporation's business objectives and performance. The Compensation Committee consists of two outside directors, none of whom has ever been an employee of the Corporation or any of its subsidiaries.

     The Corporation's officer compensation program consists of base salary, potential annual cash incentive compensation and long-term incentive compensation in the form of stock options. Officers are also covered under medical, life insurance, pension and savings plans generally available to employees of the Corporation or the business unit managed by the officer.

     Through the use of data on comparable companies and its evaluation of officers' performance, the Compensation Committee's objective is to recommend to the Board of Directors the setting of total base salary and potential incentive compensation for the Corporation's Chief Executive Officer and other officers at levels designed to achieve the Corporation's objectives of attracting, retaining, motivating and rewarding talented executives. The Committee's philosophy is that a significant portion of the total potential compensation of the Chief Executive Officer and other senior executives should be leveraged to be dependent upon the degree of the Corporation's or a business unit's financial success in a particular year.

     In 2000, the Committee recommended to the Board of Directors and the Board of Directors approved an incentive compensation program for 2000 that applied financial performance measures tailored to the nature of the particular business unit and the desired contribution of that unit to the overall financial results of the Corporation. In all cases, incentive compensation was substantially dependent upon the achievement of financial performance targets relating to a particular business unit or to the Corporation on a consolidated basis. Mr. Ryan was awarded a bonus of $45,000; Mr. Gorder $40,000; Mr. Deuer $80,000; Mr. Ross $25,000 and Mr. Bailliart $25,000.

     The Corporation's 1994 and 2001 stock option plans are its long-term incentive plans for officers and key employees. The stock option plans are designed further to align the interests of the Corporation's executives and its shareholders by creating a direct link between long-term executive compensation and long-term increases in shareholder values. Since all options are granted at fair market value at the time of grant, there is no built-in profit and thus the value of the option is tied solely and directly to increases in value of the Corporation's common shares. Stock options are granted to the Corporation's officers from time to time as deemed appropriate by the Committee based on various factors, including particularly the executive's ability to influence the Corporation's long-term growth and profitability.

     The Compensation Committee periodically reviews the base compensation of the Corporation's officers. In December 2000, based on various factors, principally Mr. Ryan's planned retirement in April 2001, the Committee decided that Mr. Ryan's base annual rate of compensation for 2001 would remain at $285,000.


                                          THE COMPENSATION COMMITTEE
                                             Michael J. McKenna, Chairman
                                             Frederick L. Bissinger

                            Audit Committee Report

     The Audit Committee of the Corporation's Board of Directors currently consists of three directors, all of whom are independent for purposes of the American Stock Exchange listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix B. The Audit Committee has prepared the following report on its activities with respect to the Corporation's audited consolidated financial statements for the year ended December 31, 2000, which we refer to here as the Corporation's audited consolidated financial statements. During 2000 the Audit Committee consisted of Mr. Austin and Roy C. Carriker, who resigned from the Board of Directors in December 2000.

   o The Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

   o The Audit Committee has discussed with KPMG LLP, the Corporation's independent auditors, the matters required to be discussed by Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Corporation's consolidated financial statements.

   o The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Corporation.

   o Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE
                                             John H. Austin, Jr., Chairman
                                              Nicholas A. Giordano
                                              Michael J. McKenna


          Additional Information Regarding the Corporation's Auditors

Audit Fees

     The aggregate fees charged to the Corporation by KPMG LLP for its audit of the Corporation's 2000 consolidated financial statements and for its review of the Corporation's consolidated financial statements included in the Corporation's quarterly reports on Form 10-Q for 2000 were approximately $237,700.

Financial Information Systems Design and Implementation Fees

     No fees were charged to the Corporation by KPMG LLP for information technology services for 2000.

All Other Fees

     The aggregate fees charged to the Corporation by KPMG LLP for all other services for 2000 were approximately $48,100.

     The Audit Committee has considered the nature of the above-listed services provided by KPMG LLP and determined that such services are compatible with their provision of independent audit services.

Performance Graph

     The following graph shows the cumulative total return for the last five years, calculated as of December 31 of each such year, for the Corporation's common shares, the Standard & Poor's 500 Index and the American Stock Exchange Market Value Index. The graph assumes that the value of the investment in each of the three was $100 at December 31, 1995 and that all dividends were reinvested.


275  ---------------------------------------------------------------------------

                                                               +
250  ---------------------------------------------------------------------------

                                                                             +
225  ---------------------------------------------------------------------------

                                                 +
200  ---------------------------------------------------------------------------

                     *
175  ---------------------------------------------------------------------------
                                   +                          #              #
                                   *
150  ---------------------------------------------------------------------------

                                                 *
125  ------------------------------#-------------#------------------------------
                     +
                     #                                        *
100  *+#------------------------------------------------------------------------


 75  ---------------------------------------------------------------------------

                                                                             *
 50  ---------------------------------------------------------------------------

     1995          1996          1997          1998          1999          2000

|------------------------------------------------------------------------------|
|          * Selas               + S&P 500               # Amex                |
|------------------------------------------------------------------------------|


          Selas   S&P 500   Amex
          -----   -------   ----
1995      $100     $100     $100
1996       179      123      106
1997       153      164      125
1998       134      211      126
1999       111      256      160
2000        60      233      164


Board and Committee Matters

     The Corporation's Board of Directors met eight times in 2000. In fiscal year 2000, Directors who were not officers of the Corporation received an annual retainer of $20,000 plus $800 per Board or Committee meeting attended on a particular day and $400 for each additional Board or Committee meeting attended on the same day. Effective January 1, 2001, nonemployee directors will receive an annual retainer of $24,000. Under the Corporation's Non-Employee Directors Stock Option Plan adopted in 1998, directors who are not employees of the Corporation or any of its subsidiaries receive an automatic one-time grant of an option to acquire 5,000 common shares of the Corporation upon their initial election or appointment to the Board of Directors. Messrs. Austin and Bissinger received a one-time grant of an option to acquire 5,000 common shares under the Plan the day following its adoption in 1998. Mr. McKenna received a one-time grant of an option to acquire 5,000 common shares under the Plan upon his appointment to the Board of Directors in June 1998. Mr. Giordano received a one time grant of an option to acquire 5,000 common shares under the Plan upon his appointment to the board on December 19, 2000.

     The Board of Directors has standing Audit and Compensation Committees. There is no standing Nominating Committee.

     The Audit Committee, which in 2000 consisted of Mr. Austin, Chairman, and Mr. Carriker, held two formal meetings in 2000. In addition, the Audit Committee, or its Chairman, held informal telephonic meetings with the Corporation's management and independent auditors to review and approve the Corporation's quarterly consolidated financial statements. The Audit Committee receives information from the outside auditors and from management of the Corporation relating to the Corporation's consolidated financial statements and considers recommendations of the auditors and financial management as to audit and accounting matters.

     The Compensation Committee, consisting of Mr. McKenna, Chairman and Mr. Bissinger met five times during 2000. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning officer compensation and officer and employee bonus programs and administers the Corporation's 2001 Plan, the Amended and Restated 1994 Stock Option Plan and the Non-Employee Directors Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

     Based on the Corporation's review of the copies of these reports received by it and written representations, if any, received from reporting persons with respect to the filing of reports of Forms 3, 4 and 5, the Corporation believes that all filings required to be made by the reporting persons for fiscal 2000 were made on a timely basis.

Shareholder Proposals

     Under Securities and Exchange Commission rules, certain shareholder proposals may be included in the Corporation's proxy statement. Any shareholder desiring to have such a proposal included in the Corporation's proxy statement for the annual meeting to be held in 2002 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to the Corporation's executive offices not later than November 25, 2001.

Other Matters

     The management of the Corporation knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect thereto.

     The cost of printing and mailing this notice and soliciting proxies will be borne by the Corporation. Employees of the Corporation may solicit proxies by personal interview, mail, telephone and other methods. The Corporation has retained the Altman Group to assist in the solicitation of proxies at an estimated cost of $3,000 plus expenses. The Corporation will request brokerage houses and other nominees to forward soliciting material to the beneficial owners of the shares held of record by such persons. The Corporation will reimburse them for their expenses in doing so.

                                          Robert W. Ross
                                          Secretary

                                                                     APPENDIX A

                         SELAS CORPORATION OF AMERICA

                            2001 STOCK OPTION PLAN

     WHEREAS, Selas Corporation of America desires to award incentive and nonqualified stock options to certain of its key employees;

     NOW, THEREFORE, the Selas Corporation of America 2001 Stock Option Plan is hereby adopted under the following terms and conditions:

                      SECTION 1 - PURPOSE AND DEFINITIONS

     (a) Purpose. The Plan is intended to provide a means whereby the Company may, through the grant of ISOs and NQSOs to Key Employees, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

     (b) Definitions.

         (1) "Board" shall mean the Board of Directors of the Company.

         (2) "Cause" shall mean the Optionee has --

             (A) demonstrated his or her personal dishonesty;

             (B) engaged in willful misconduct;

             (C) engaged in a breach of fiduciary duty involving personal profit;

             (D) willfully violated any law, rule, or regulation, or final cease-and-desist order (other than traffic violations or similar offenses); or

             (E) engaged in other serious misconduct of such a nature that the continuation of the Optionee's status as a Key Employee may reasonably be expected to affect the Company and Related Corporations adversely.

         (3) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (4) "Common Stock" shall mean the common stock of the Company, par value $1.00 per share.

         (5) "Committee" shall mean the Compensation Committee of the Board which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

         (6) "Company" shall mean Selas Corporation of America.

         (7) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (8) "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

             (A) the mean between the highest and lowest selling prices on the date of grant as quoted by the American Stock Exchange Composite Transaction Tape, or if not available or if the primary market for the shares shall not be the American Stock Exchange;

             (B) such other method of determining fair market value as shall be authorized by the Code for the pricing of ISOs, or the rules or regulations thereunder, and adopted by the Committee.

         (9) "ISO" shall mean an option which, at the time such option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Option Agreement states that the option will not be treated as an ISO.

        (10) "Key Employee" shall mean an officer or other key employee of the Company or a Related Corporation.

        (11) "NQSO" shall mean an option which, at the time such option is granted, does not meet the definition of ISO, whether or not it is designated as a nonqualified stock option in the Option Agreement.

        (12) "Option Agreement" shall mean a written document evidencing the grant of an Option, as described in Section 8.

        (13) "Optionee" shall mean a Key Employee who has been granted an Option under the Plan.

        (14) "Options" shall mean ISOs and NQSOs.

        (15) "Plan" shall mean the Selas Corporation of America 2001 Stock Option Plan as set forth herein and as amended from time to time.

        (16) "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Code, or the "parent corporation" of the Company, as defined in section 424(e) of the Code.

        (17) "Termination of Employment" shall mean the termination of the employment relationship between the Key Employee and the Company and all Related Corporations.

                          SECTION 2 - ADMINISTRATION

     The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

     The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options in accordance with the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Optionees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                            SECTION 3 - ELIGIBILITY

     The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are Key Employees) of the Company and/or of a Related Corporation. More than one Option may be granted to an Optionee under the Plan.

                               SECTION 4 - STOCK

     Options may be granted under the Plan to purchase up to a maximum of 1,000,000 shares of Common Stock; provided, however, that no Key Employee shall receive Options for more than 250,000 shares of Common Stock under this Plan. However, both limits in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     If any Option granted under the Plan expires, or if any such Option is cancelled for any reason whatsoever (including, without limitation, the Optionee's surrender thereof), without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, if an Option is cancelled, the shares of Common Stock covered by the cancelled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Key Employee.

                        SECTION 5 - GRANTING OF OPTIONS

     From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees such Options as it determines are warranted; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem. A member of the Committee shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the Commonwealth of Pennsylvania governing corporate self-dealing. In making any determination as to whether a Key Employee shall be granted an Option, the type of Option to be granted to a Key Employee, the number of shares to be covered by the Option, and other terms of the Option, the Committee may take into account the duties of the Key Employee, his or her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Key Employee of any Option granted, and such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan.

                         SECTION 6 - ISO ANNUAL LIMIT

     The aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

                  SECTION 7 - TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of the Plan (and, for ISOs granted under the Plan, the provisions of section 422(b) of the Code), as the Committee shall deem desirable --

     (a) Number of Shares. The Option shall state the number of shares of Common Stock to which it pertains.

     (b) Price. The Option shall state the option price which shall be determined and fixed by the Committee in its discretion but

         (1) with respect to an ISO, the option price shall not be less than the higher of 100 percent (110 percent in the case of a more-than-10-percent shareholder, as provided in subsection (k) below) of the Fair Market Value of the shares of Common Stock subject to the Option on the date the ISO is granted, or the par value thereof, and,

         (2) with respect to an NQSO, the option price shall not be less than the higher of 100 percent of the Fair Market Value of the optioned shares of Common Stock on the date the NQSO is granted, or the par value thereof.

     (c) Term

         (1) ISOs. Subject to earlier termination as provided in subsections
(e), (f), (g) and (h) below and in Section 10 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as discussed in subsection (k) below) from the date of grant of the ISO.

         (2) NQSOs. Subject to earlier termination as provided in subsections
(e), (f), (g) and (h) below and in Section 10 hereof, the term of each NQSO shall be not more than ten years from the date of grant.

     (d) Exercise. Options shall be exercisable in such installments and on such dates as the Committee may specify but not earlier than one year from the date of grant. In the case of new Options granted to an Optionee to replace options (whether granted under the Plan or otherwise) held by the Optionee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Notwithstanding the foregoing, Options shall be exercisable upon a change in control as defined under the Change in Control Agreement in effect between the Company and the Optionee.

     Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

     The Option exercise price shall be payable in cash or its equivalent, or if the Committee so provides in the Option Agreement, or in the case of NQSOs if the Committee so determines at or prior to the time of exercise, in whole or in part (1) through the transfer of shares of Common Stock previously acquired by the Optionee; provided that (i) if such shares of Common Stock were acquired through the exercise of an ISO and are used to pay the option price for ISOs, such shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or (ii) if such shares of Common Stock were acquired through the exercise of an NQSO or ISO and are used to pay the option price of an NQSO, such shares have been held by the Optionee for a period of more than one year on the date of exercise, or (iii) if such shares of Common Stock were acquired through exercise of a NQSO and are used to pay the option price of an ISO, such shares have been held by the Optionee for more than one year; or (2) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

     In the event the option price is paid, in whole or in part, with shares of Common Stock, the portion of the option price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option, rather than the date of grant) of the Common Stock so surrendered in payment of the option price.

(e) Termination of Employment for a Reason Other Than Retirement, Death or Disability. If an Optionee's Termination of Employment occurs prior to the expiration date fixed for his or her Option for any reason other than retirement, death or disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Employment, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earliest of
(i) the expiration date specified in the Option Agreement, (ii) three months after the date of such Termination of Employment, if the Termination was not for Cause (unless the Option Agreement provides a different expiration date in the case of such a Termination), and (iii) the date of such Termination of Employment, if the Termination was for Cause (unless the Option Agreement provides a later expiration date in the case of such a Termination).

     (f) Retirement. If an Optionee retires in accordance with the retirement policy of the Company, or with the express consent of the Board, prior to the expiration date fixed for his or her Option, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Employment, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in the Option Agreement or
(ii) five years after the date of such Termination of Employment. "Retirement" does not include Termination of Employment for Cause, even if the Optionee is otherwise eligible to retire.

     (g) Disability. If an Optionee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, and the Optionee's Termination of Employment occurs as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Employment, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in the Option Agreement, or (ii) one year after the date of such Termination of Employment (unless the Option Agreement provides a different expiration date in the case of such a Termination). In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

     (h) Death. If an Optionee's Termination of Employment occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Optionee dies following his or her Termination of Employment but prior to the earlier of (i) the expiration date fixed for his or her Option, or (ii) the expiration of the period determined under subsections (e), (f) and (g) above (including any extension of such period provided in the Option Agreement), such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) two years after the date of the Optionee's death (unless the Option Agreement provides a different expiration date in the case of death).

     (i) Transferability. Except as provided in the following sentence, no Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a non-qualified stock option to be on terms which permit transfer by the Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Option Agreement pursuant to which such Option is granted must be approved by the Committee and expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of the Option shall be prohibited other than by will or the laws of descent and distribution.

     A transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the Optionee shall remain subject to tax withholding under Section 7(m). The events of termination of employment of Section 7 shall also continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 7(e), (f), (g) and (h).

     If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

     (j) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

     (k) Ten-Percent Shareholder. If, after applying the attribution rules of section 424(d) of the Code, the Optionee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an ISO is granted to him, the option price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

     (l) Listing and Registration of Shares. Each Option and shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Option or the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the exercise thereof, or that action by the Company, its shareholders, or the Optionee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution; certificates representing such shares may be legended accordingly.

     (m) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option shall be subject to applicable federal, state, and local tax withholding requirements.

     If the exercise of any Option is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Optionee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock subject to the exercise (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise of the Option is includible in income by the Optionee under section 83 of the Code (the "Determination Date"), rather than the date of grant). If shares of Common Stock acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such shares of Common Stock must have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date.

     The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

               SECTION 8 - OPTION AGREEMENTS-- OTHER PROVISIONS

     Options granted under the Plan shall be evidenced by Option Agreements in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with section 422(b) of the
Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Option is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

           SECTION 9 - ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

     The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the option price per share under such outstanding Options) shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, spin-off, share combination, or similar change in the capitalization of the Company; provided, however, that no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Optionee consents to such adjustment. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

                  SECTION 10 - CERTAIN CORPORATE TRANSACTIONS

     In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation) in which holders of shares are to receive cash, securities or other property, the Committee may, in its unlimited discretion, (a) terminate all outstanding Options if it determines that such termination is in the best interests of the Company, upon not fewer than seven days' prior notice to each Optionee and, if the Committee deems appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each share to which a terminated Option pertains equal to the difference between the Option exercise price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares in connection with such transaction, or (b) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the Option exercise price and number of shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange.

     Notwithstanding any other provision of the Plan, Options may be granted hereunder in substitution for options held by officers and employees of other corporations who have become officers or employees of the Company or a subsidiary as a result of a merger, consolidation, share exchange, acquisition of assets or similar transaction by the Company or a subsidiary. The terms, including the option price, of the substitute Options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                      SECTION 11 - AMENDMENT OF THE PLAN

     (a) In General. The Board, pursuant to a written resolution, from time to time may amend or suspend the Plan, and the Committee may amend any outstanding Options in any respect whatsoever; except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) --

         (1) a material modification in the class of employees eligible to participate in the Plan;

         (2) except as permitted under Section 9 hereof, an increase in the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan to any one employee or to all employees;

         (3) an extension of the date, under Section 12 hereof, as of which no Options shall be granted hereunder;

         (4) a modification of the material terms of the "performance goal," within the meaning of Treas. Reg. ss. 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

         (5) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed.

No such amendment or suspension shall alter or impair any outstanding Options or cause the modification (within the meaning of section 424(h) of the Code) of an ISO, without the consent of the Optionee affected thereby.

     (b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

             SECTION 12 - TERMINATION OF PLAN; CESSATION OF GRANTS

     The Board, pursuant to written resolution, may terminate the Plan at any time and for any reason. No Options shall be granted hereunder after February 19, 2011, which date is within 10 years after the date the Plan was adopted by the Board. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder, and outstanding on the date the Plan is terminated, which by their terms extend beyond such date.

                       SECTION 13 - SHAREHOLDER APPROVAL

     This Plan shall become effective on February 20, 2001 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders, in the manner described in Section 11(b) hereof, within 12 months before or after the date the Plan was adopted by the Board, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

                          SECTION 14 - MISCELLANEOUS

     (a) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided in the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Key Employee, to retire the Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

     (b) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Pennsylvania law.

     (c) Application of Funds. Any cash received in payment for shares upon exercise of an Option shall be added to the general funds of the Company. Any Common Stock received in payment for shares upon exercise of an Option shall become treasury stock.

     (d) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

     (e) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.

                                                                     APPENDIX B


                         SELAS CORPORATION OF AMERICA
                            Audit Committee Charter

Purpose

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; the Company's systems of internal accounting and financial controls; and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this charter on an annual basis.

Membership

     The following requirements will apply when the committee composition requirements of the American Stock Exchange become mandatory. The Committee shall consist of not less than three members of the Board, and the Committee's composition will meet the requirements of the audit committee policy of the American Stock Exchange.

     Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

     The Committee's job is one of oversight. The Committee and the Board recognize that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that financial management as well as the outside auditors, have more time and knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances.

   o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

   o The Committee shall review and consider with the outside auditors the written communication by the outside auditors of the matters required to be discussed by the Statement of Auditing Standards ("SAS") No. 61 and the acknowledgment of the outside auditors that the written communication is in accordance with the requirements of SAS No. 61.

   o The Committee or the Committee chair shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of Form 10-Q.

   o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

   o The Committee shall:

       o request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

       o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors' independence; and

       o take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

       o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

                          SELAS CORPORATION OF AMERICA
                          DRESHER, PENNSYLVANIA 19025

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned, revoking all prior proxies, hereby appoints STEPHEN F. RYAN and ROBERT W. ROSS, and either of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote all the Common Shares of Selas Corporation of America held of record by the undersigned on March 14, 2001, at the annual meeting of shareholders to be held on April 24, 2001, or any adjournment thereof.



  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE.

                          (continued on reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

Please mark
your votes as    [X]
indicated in
this example.

1. ELECTION OF DIRECTORS. The nominees for election are Mark S. Gorder and Michael J. McKenna.


FOR all nominees              Withhold Authority       To withhold authority to vote for any
listed above (except          to vote for all          individual nominee, write that
as marked to the              nominees listed          nominee's name in the space provided
contrary at the right)        above.                   below.

[  ]                          [  ]                     _____________________________________



                                             FOR              AGAINST            ABSTAIN
2. PROPOSAL TO APPROVE THE ADOPTION          [  ]              [  ]                [  ]
   OF THE 2001 STOCK OPTION PLAN.

3. PROPOSAL TO RATIFY THE APPOINTMENT        FOR              AGAINST            ABSTAIN
   OF KPMG LLP AS THE AUDITORS OF THE        [  ]              [  ]                [  ]
   CORPORATION.


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE CORPORATION'S PROXY STATEMENT AND FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.

________________________________________________________________________________

________________________________________________________________________________
                                    Signature

Your signature should appear exactly as your name appears in the space to the left. For joint accounts, any co-owner may sign. When signing in a fiduciary or representative capacity, please give your full title as such.

Date______________________________________________________________________, 2001




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